SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    Form 8-K

                                 CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                     Securities and Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 29, 1998
                                                           ------------

               Paine Webber Qualified Plan Property Fund Four, LP
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)

  Delaware                           0-15036                04-2841746
--------------------------------------------------------------------------------
(State or other jurisdiction)       (Commission             (IRS Employer
        of incorporation            File Number)            Identification No.)



265 Franklin Street, Boston, Massachusetts                      02110
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code (617) 439-8118
                                                   --------------


            (Former name or address, if changed since last report)

                                    FORM 8-K
                                 CURRENT REPORT

           PAINE WEBBER QUALIFIED PLAN PROPERTY FUND FOUR, LP

ITEM 2 - Disposition of Assets

Martin Sunnyvale Research and Development Center, Sunnyvale, California

Disposition Date - May 29, 1998

      On May 29, 1998, Paine Webber Qualified Plan Property Fund Four, LP (the "Partnership") sold its wholly-owned investment property, the Martin Sunnyvale Research and Development Center, located in Sunnyvale, California, to an unrelated third party for $5,125,000. After closing costs, expense prorations and adjustments, the Partnership realized net proceeds of approximately
$4,938,000. As a result of the sale of the Martin Sunnyvale Research and Development Center, a Special Distribution will be made on June 15, 1998 to unit holders of record as of May 29, 1998. The Special Distribution will include the net proceeds from the sale of the Martin Sunnyvale Research and Development Center in the amount of $109 per original $1,000 investment, or $5.45 per original $50 unit.

      As previously reported, during fiscal 1997 the Partnership had contracted with a national real estate firm with a strong background in selling R&D buildings in the Silicon Valley area to market the Martin Sunnyvale property for sale. As a result of these marketing efforts, the Partnership received several offers from qualified third-party buyers to acquire the property. After reviewing the offers, the Partnership accepted an offer from one of these potential buyers and negotiated and executed a purchase and sale agreement during the first quarter of fiscal 1998. The sale remained subject to the satisfactory completion of the buyer's due diligence which was scheduled to be completed in December 1997. At the conclusion of the buyer's due diligence period, the offer to purchase the property was withdrawn. In early 1998, the Partnership and its marketing agent decided to refocus attention on a select group of potential investors that had expressed previous interest in acquiring the property. These potential buyers were contacted which resulted in the receipt of two written offers. Subsequently, one of these offers was selected and negotiations on a purchase and sale agreement were successfully completed. A purchase and sale agreement was executed by the Partnership and the eventual buyer on March 11, 1998. The Partnership granted the eventual buyer several extensions of the due diligence period in return for certain non-refundable deposits prior to the final closing of the transaction on May 29, 1998.

      Subsequent to the sale of the Martin Sunnyvale property, the Partnership's only remaining real estate asset is the wholly-owned Bell Forge Square Shopping Center. As discussed further in the Partnership's most recent quarterly report on Form 10-Q, this property is in the process of being actively marketed with a goal of completing a sale and a liquidation of the Partnership prior to the end of calendar 1998. There are no assurances, however, that the sale of the remaining asset and the liquidation of the Partnership will be completed within this time frame.

ITEM 7 - Financial Statements and Exhibits

Financial Statements:  None

(b)   Exhibits:

      (1) Joint Escrow Instructions and Purchase and Sale Agreement dated as of March 11, 1998.

      (2) First Amendment to Joint Escrow Instructions and Purchase and Sale Agreement dated April 9, 1998.

      (3) Second Amendment to Joint Escrow Instruction and Purchase and Sale Agreement dated April 15, 1998.

      (4) Third Amendment to Joint Escrow Instructions and Purchase and Sale Agreement dated April 16, 1998.

      (5) Fourth Amendment to Joint Escrow Instructions and Purchase and Sale Agreement dated May 5, 1998.

      (6) Letter Agreement dated April 16, 1998.

      (7) Assignment of Claims.

      (8)   Assignment of Tenant Leases and Assumption Agreement.

      (9)   Assignment of Contracts and Assumption Agreement.

                                    FORM 8-K

                                 CURRENT REPORT

           PAINE WEBBER QUALIFIED PLAN PROPERTY FUND FOUR, LP




                                   SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           PAINE WEBBER QUALIFIED PLAN
                             PROPERTY FUND FOUR, LP
                                  (Registrant)




                              By:  /s/ Walter V. Arnold
                                 ----------------------
                                 Walter V. Arnold
                                 Senior Vice President and
                                 Chief Financial Officer







Date:  June 9, 1998

                            JOINT ESCROW INSTRUCTIONS
                                       AND
                           PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN
     PAINEWEBBER QUALIFIED PLAN PROPERTY FUND FOUR, L.P. ("SELLER")
                                       AND
                         LIMAR REALTY CORP #36 ("BUYER")

                                TABLE OF CONTENTS

                                                                Page
                                                                ----



ARTICLE 1  DEFINITIONS                                             1

ARTICLE 2  PURCHASE AND SALE                                        1

ARTICLE 3  ESCROW INSTRUCTIONS;PURCHASE PRICE; DEPOSIT;
           ADJUSTMENTS                                              2

ARTICLE 4  PRECLOSING OPERATION                                     5

ARTICLE 5  ACCESS, INSPECTION, DILIGENCE                            6

ARTICLE 6  TITLE, SURVEY, CONDITIONS, REPRESENTATIONS AND
           ASSIGNMENT OF CLAIMS                                     10

ARTICLE 7  CLOSE OF ESCROW                                          13

ARTICLE 8  CASUALTY AND CONDEMNATION                                15

ARTICLE 9  BROKERAGE COMMISSIONS                                    16

ARTICLE 10 DEFAULT, TERMINATION AND REMEDIES                       16

ARTICLE 11 MISCELLANEOUS                                           17

ARTICLE 12 IRS FORM 1099-S DESIGNATION                             21

SCHEDULE A  Description of the Real Property
SCHEDULE B Description of Personal Property and Intangible Property SCHEDULE C Rent Roll
SCHEDULE D  Form of Tenant Estoppel  Certificate
SCHEDULE E Form of Substitution Letter
SCHEDULE F 1099 Designation  Agreement
SCHEDULE G Pending,  Threatened or Anticipated Litigation
SCHEDULE H Violations of Codes, Regulations and Laws

                           Purchase and Sale Agreement


      This Joint Escrow Instructions and Purchase and Sale Agreement (this "Agreement") is entered into as of the 11th day of March, 1998 by and between Seller and Buyer, upon the following terms and conditions:


                                    ARTICLE 1
                                   DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:

BUYER:            LIMAR REALTY CORP #36, a California corporation

SELLER: PAINEWEBBER QUALIFIED PLAN PROPERTY FUND FOUR, L.P., a Delaware limited partnership

PROPERTY:         The Real Property constituting 680 West Maude Avenue,
                  Sunnyvale, California

REAL PROPERTY:    The land and the buildings, structures, improvements,
                  fixtures, operating permits, rights of way, easements, entitlements, privileges and appurtenances thereto, equipment, appliances and machines (except the tenant's property) (collectively, the
                  "Improvements") now located thereon and the rights appurtenant thereto, all as more particularly described in Schedule A attached hereto


PERSONAL PROPERTY:The personal and intangible property, if any, described in Schedule B attached hereto

PURCHASE PRICE:   $5,200,000

ESCROW HOLDER AND
TITLE COMPANY:    Chicago Title Company

                                    ARTICLE 2
                                PURCHASE AND SALE

      2.1 In consideration of the undertakings and mutual covenants of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Seller hereby agrees to sell and convey the Property to the Buyer or its nominee and the Buyer hereby agrees to buy and pay the Purchase Price for the Property on the terms and conditions contained herein.

                          ARTICLE ESCROW INSTRUCTIONS;
                      PURCHASE PRICE; DEPOSIT; ADJUSTMENTS

      3.1 The Purchase Price shall be as specified in Article 1 above and shall be paid on the Escrow Closing Date (as hereinafter defined) by wire transfer of immediately available federal funds, subject to adjustment to reflect application of the Escrowed Amount and such other adjustments herein contained.

      3.2 Within two (2) business days after the execution of this Agreement upon the "Opening of Escrow" (as hereinafter defined), the Buyer shall deposit with the Escrow Holder the sum of One Hundred Thousand Dollars ($100,000) to be held in an interest bearing account (together with any earned interest the "Escrowed Amount") to secure the Buyer's obligations under this Agreement.

      3.3 Within two (2) business days following the execution of this Agreement, the parties shall open escrow with Escrow Holder (the "Opening of Escrow"). This Agreement, when deposited with Escrow Holder, shall constitute Escrow Holder's escrow instructions. The parties shall execute such further instructions as Escrow Holder may require in order to clarify its duties and responsibilities. The escrow instructions shall not modify or amend the provisions of the Purchase and Sale Agreement unless otherwise expressly set forth therein. Buyer and Seller shall each pay one-half of the escrow fees, unless one party defaults, in which case, the defaulting party shall pay all of the escrow fees.

      3.4 All real estate taxes, assessments, special taxes, special assessments and any other tax or assessment attributable to the Property through the Escrow Closing Date shall be prorated and adjusted as of the Escrow Closing Date unless such items are paid directly by tenants to the applicable taxing authority, in which case no adjustment or proration shall be made for the items paid directly by the tenants. If the tax statements for the fiscal year during which the Escrow Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Escrow Closing Date, with a further adjustment to be made after the Escrow Closing Date as soon as the tax figures are finalized. Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property (i) for all tax periods occurring prior to the applicable tax period in which the Close of Escrow occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Close of Escrow occurs shall be prorated as of the Escrow Closing Date after reimbursement to Seller and Buyer, as applicable, for all fees, costs and expenses (including reasonable attorneys' and consultants' fees) incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Escrow Closing Date and Buyer shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Escrow Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax period for which the other party is responsible are being adjudicated without the consent of such party, which consent shall not be unreasonably withheld, conditioned or delayed. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other. In no event shall any such proceeding be commenced by Seller following the Escrow Closing Date without Buyer's prior written consent; provided, however, that Seller shall be entitled to continue its existing proceeding.

      3.5 Prepaid or past due amounts under any Contracts (as hereinafter defined) which are assigned to Buyer at Close of Escrow shall be prorated and adjusted as of the Escrow Closing Date.

      3.6 The Seller shall cause all meters for electricity, gas, water, sewer or other utility usage at the Property to be read on the Escrow Closing Date, and the Seller shall pay all charges for such utilities which have accrued on or prior to the Escrow Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by the Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Escrow Closing Date based on the most recent bills therefor. The Seller shall provide notice to the Buyer within five (5) days of the Escrow Closing Date setting forth (i) whether utility meters will be read as of the Escrow Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Escrow Closing Date. If the meters cannot be read as of the Escrow Closing Date and, therefore, the most recent bill is used to prorate and adjust as of the Escrow Closing Date, then to the extent that the amount of such prior bill proves to be more or less than the actual charges for the period in question, a further adjustment shall be made after the Escrow Closing Date as soon as the actual charges for such utilities are available.

      3.7 Collected rents for the then current period; security deposits which have not been previously applied by Seller, to the extent in Seller's possession; prepaid rentals; collected or prepaid common area maintenance charges; collected or prepaid promotional charges; collected or prepaid service charges; collected or prepaid tax charges, and all other collected or prepaid incidental expenses and charges paid by tenants shall be apportioned and full value shall be adjusted as of the Escrow Closing Date, and the net amount thereof, if in favor of Seller, shall be credited to Seller at Closing of Escrow, or if in favor of Buyer, shall be credited to Buyer at Close of Escrow. From and after Close of Escrow all security deposits credited to Buyer shall thereafter be transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security deposits (to the extent which Buyer was credited therefor at Close of Escrow) to tenants in accordance with the Leases and applicable law. Seller shall be entitled to retain and/or receive a credit for any utility deposits and any deposits for third parties under any of the Contracts (as hereinafter defined).

            3.7.1 All rentals and other tenant charges payable in arrears and uncollected and all other uncollected rents (including, but not limited to, percentage rents, common area maintenance charges and real estate tax charge annual adjustments thereto) for the current and prior rental periods, less the reasonable expenses of collection thereof, shall be apportioned (if and when collected by either party); provided, however, that Buyer shall proceed in a commercially reasonable manner consistent with Buyer's customary practice for tenants owing past due rent to it to collect such uncollected rents from existing tenants listed on the rent roll; provided that Buyer shall not be obligated to commence suit against any Tenant and Buyer shall first apply rents subsequently received to rent due and owing for rental periods accruing after the Escrow Closing Date. Buyer shall not settle or release (i) Tenants from any obligations for such uncollected rents or (ii) rights under any claims listed in Section
      3.7.2 below, in each case, without Seller's prior written approval. Buyer shall provide Seller with written evidence of its collection efforts, such evidence shall include, but not be limited to providing copies of letters and invoices to tenants, copies of reports regarding follow-up efforts and cash receipts and aged delinquency reports. Buyer shall provide such written evidence of its collection efforts within fifteen (15) days of demand therefor provided that Seller may request such evidence no more than on a quarterly basis. Seller shall agree not to commence suit against tenants listed on the rent roll for obligations owed to it unless Buyer fails to fulfill its obligations under this Section 3.7.1.

            3.7.2 Subject to Section 6.6 below, Seller shall retain all rights to all refunds, receivables, past due rent and claims, including, but not limited to, termination fees or damages from all former tenants or occupants of the Property which are not listed on the Rent Roll, causes of action and rights of reimbursement from third parties, bonds, accounts receivable and any other claims for payments Seller may have to the extent arising or relating to the period prior to the Close of Escrow.

            3.7.3 In the event, on the Escrow Closing Date, the precise figures necessary for any of the foregoing adjustments are not capable of determination, then, at Buyer's option, those adjustments shall be made either (i) on the basis of good faith estimates of Seller and Buyer using currently available information, and final adjustments shall be made promptly after precise figures are determined or available or (ii) when all information for all final adjustments are determined or available.

      3.8 At the Close of Escrow, the Seller shall pay the amount due for (a) any state or county transfer tax (or any tax substituted therefor, i.e. the documentary transfer tax) imposed in connection with the consummation of the transaction contemplated hereby (the "Transfer Tax"); (b) recording charges to record any documents to clear title; (c) all title insurance charges to provide Buyer with a Title Commitment as hereinafter defined; (d) Seller's attorneys' fees; and (e) all leasing commissions due or to become due pursuant to any lease of any part of the Property or any renewal or extension right thereof in existence on the date hereof whether or not exercised.

      3.9 At the Close of Escrow, the Buyer shall pay for (a) any local tax or mortgage tax other than the Transfer Tax; (b) recording charges to record the grant deed; (c) survey charges; (d) any and all title insurance premiums and charges including but not limited to charges for any extended coverage or title endorsements; and (e) Buyer's attorney's fees and all costs related to the Buyer's due diligence.

      3.10 The provisions of this Article 3 shall survive the Close of Escrow.

                                    ARTICLE 3
                              PRECLOSING OPERATION

            A Rent Roll certified by Seller (the "Rent Roll") containing a list of all current occupants of the Property is attached hereto as Schedule C. The leases listed on the Rent Roll, together with leases entered into pursuant to this Article 4 are collectively referred to herein as the "Leases."

            Seller shall not, after the date hereof; (i) enter into any new Leases or materially amend or terminate any existing Leases, (ii) enter into or modify any service contracts, operating agreements, or easement agreements,
(iii) alter the zoning classification of the Property (iv) materially alter any Improvements, or (v) terminate any operating permits without the written consent of Buyer in any such instance, which consent shall not be unreasonably withheld or delayed. If Buyer does not notify Seller in writing of its consent within five (5) days after written notice thereof from Seller, Buyer shall be deemed to have denied its consent to such requested action. Buyer shall specify its reasons for denying consent upon request of Seller.

            At all times prior to Close of Escrow, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted and (b) to insure the Property substantially as currently insured.

            Seller shall within five (5) days after the execution of this Agreement provide copies to Buyer of all service, supply, equipment rental, management and leasing contracts (collectively, the "Contracts") affecting the Property which Seller has in its possession and shall promptly instruct the third party property manager to make all such Contracts available to Buyer for its review. Buyer shall, by written notice to Seller, on or before the expiration of the Inspection Period identify any Contracts which it elects to have assigned to it and therefore will assume. Buyer shall be deemed to have elected not to assume any Contracts which are not identified as to be assigned and assumed. Seller shall terminate any Contracts at Close of Escrow which are not identified by Buyer as specified in this Section as to be assigned and assumed at Close of Escrow.

            Seller shall use diligent efforts to obtain tenant estoppel certificates for each Tenant of the building on the Property on or before five
(5) days prior to the expiration of the Inspection Period. The tenant estoppel certificates shall be in the form attached hereto as Schedule D. Seller's failure to provide tenant estoppel certificates shall not constitute a default under this Agreement. If Seller fails to provide the tenant estoppel certificates within the time period set forth, Buyer's sole remedy will be to elect not to proceed with the transaction by giving written notice before the expiration of the Inspection Period. Upon such notice the Escrowed Amount shall be returned to Buyer and this Agreement shall be terminated without further recourse (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). If no written notice is received by Seller by the expiration of the Inspection Period, the Escrowed Amount shall be non-refundable for any reason and shall be liquidated damages as set forth in Section 10.2.

                                    ARTICLE 4
                          ACCESS, INSPECTION, DILIGENCE

            Buyer may, during the "Inspection Period" as hereafter defined, inspect the Property, at Buyer's sole cost and expense, including without limitation, the physical and environmental condition of the Property, the operations and financial condition of the Property, environmental remediation insurance (if any), and the transferability of any relevant environmental permits, indemnifications, or covenants. Buyer may not conduct destructive or invasive testing, drilling or boring. Buyer's inspection rights shall include access, upon Seller's written consent, which shall not be unreasonably withheld, and in each case Buyer must be accompanied by a representative of Seller, to all of Seller's personnel, agents, engineers, brokers, property managers, tenants, vendors, consultants and contractors familiar with the Property. Such representatives will be made reasonably available with at least 24 hours advance written notice by the Buyer.

            Seller shall make available to Buyer for Buyer's review and inspection, and in each case to the extent the materials are in the Seller's possession or control, copies of all leases, contracts, agreements, data, information, reports (including environmental, structural, engineering and soils reports), title surveys, plans and specifications, certificates of occupancy, operating statements for the month of the date hereof and the last three year-ends, itemized capital expenditures over the past thirty-six months, licenses, permits, applications, authorizations, approvals, parking covenants and easements, insurance policies and claims history, guaranties, warranties, governmental agency orders, certificates of insurance, past, pending and potential insurance and other third party claims (both by and against Seller) and litigation document relating to the Property and its operation. In addition, Seller shall provide all relevant information regarding its liability for the environmental contaminants, including, but not withstanding, all correspondence between the Regional Water Quality Control Board and the Seller, as well as all correspondence by Eaton Corporation and Signetics Corporation regarding the environmental liabilities, indemnifications, or covenants by the two aforementioned corporations. Buyer may make copies of the above at Buyer's sole cost and expense. Seller shall cause the property manager to provide Buyer with a complete and accurate rent roll for the Property which shall include the following information, as of the last full month preceding this Agreement: the names of all tenants and their corresponding suite number, the term of all leases, rental amounts including prepaid rents, delinquent rents, extension options, security and other deposits, rent concessions, and tenant improvement allowances, if any.

      Seller makes no representation or warranty whatsoever regarding the existence or availability of the foregoing and Seller shall not be obligated to create or obtain any of the foregoing which are not in existence and available to Seller. Buyer acknowledges and agrees that, except as otherwise provided in this Agreement, any and all information, documents, surveys, studies and reports provided to Buyer are provided for informational purposes only and do not constitute representations or warranties of Seller of any kind.

     The Buyer shall have the right to promptly commence and actively pursue its due diligence on the Property as provided for in Sections 5.1 and 5.2 above. Buyer shall complete its due diligence no later than thirty (30) days from the date of this Agreement (the "Inspection Period"). In the event that Buyer's due diligence shall reveal any matters which are not acceptable to Buyer in Buyer's sole and absolute discretion for any reason or for no reason, Buyer may elect, by written notice to Seller, received by Seller on or before expiration of the Inspection Period, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrowed Amount shall be returned to the Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). In the event Buyer does not terminate this Agreement on or before the expiration of the Inspection Period, the Escrowed Amount shall become nonrefundable for any reason and shall be liquidated damages as set forth in Section 10.2.

      Buyer acknowledges that it will have had an opportunity to conduct diligence on the Property and will acquire the Property in its current condition based on its diligence. Buyer further acknowledges that neither Seller nor its employees, agents or representatives have made any representation or warranty as to the condition of the Property or the presence or absence of any hazardous materials on, in, under or within the Property or a portion thereof which survive Close of Escrow hereunder except as expressly provided in this Agreement. Seller has disclosed, and Buyer acknowledges disclosure of, Seller's knowledge regarding the release of hazardous substances on the Property that is subject to California Regional Water Quality Control Board Site Clean Up Requirements Order No. 95-210 dated October 18, 1995 (the "Order"). THE BUYER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY THE SELLER TO THE BUYER "AS IS," "WITH ALL FAULTS," AND SUBSTANTIALLY IN ITS CURRENT CONDITION. THE BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED IN THIS AGREEMENT, NEITHER THE SELLER NOR ANY AGENT, EMPLOYEE OR OTHER
REPRESENTATIVE OF THE SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER) HAS MADE ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND THE SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR THE PROPERTY INFORMATION NOT PREPARED BY SELLER, OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PORTION OF THE PROPERTY (OR ANY PART THEREOF) OR THE PROPERTY INFORMATION NOT PREPARED BY SELLER EXCEPT AS EXPRESSLY SET FORTH HEREIN. FURTHER, THE SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS. IN PARTICULAR, THE BUYER ACKNOWLEDGES AND AGREES THAT THE "PROPERTY INFORMATION" PROVIDED UNDER THIS AGREEMENT WHICH WAS NOT PREPARED BY SELLER (AND ANY OTHER INFORMATION THE BUYER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM THE SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES BUT NOT INCLUDING INFORMATION PREPARED BY SELLER) IS DELIVERED TO THE BUYER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT), AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT); AND THAT THE BUYER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY EXCEPT THAT BUYER SHALL BE ENTITLED TO RELY ON THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT. The provisions of this paragraph shall survive Close of Escrow.

            Buyer shall provide Seller with a copy of the Buyer's financial statements over the past three years before the expiration of the Inspection Period. Seller shall have the right to terminate the Purchase and Sale Agreement before the expiration of the Inspection Period if the Seller is not satisfied. The provision of such information shall not be deemed to be an acknowledgment on the part of either such entity to undertake or be liable for any obligation under this Agreement.

            If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all documents, plans, surveys, contracts, Leases and the like delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement. In addition, Buyer shall promptly deliver to Seller copies of all materials obtained from third parties in connection with Buyer's diligence if Seller is willing to reimburse Buyer for bona fide third-party out-of-pocket costs and expenses actually incurred in the preparation of such materials. The return of the Escrowed Amount to Buyer under this Agreement shall be contingent upon Buyer's fulfillment of the obligations under this Section 5.5. Buyer's obligations under this Section 5.5 shall be deemed fulfilled if Buyer returns all documents, plans, surveys, contracts, Leases, materials and the like as provided in this Section 5.5 and provides a certificate certifying that all such materials have been returned.

            Each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Seller may publicly disclose the existence of this Agreement provided that the identity of Buyer and the Purchase Price is not disclosed. Buyer shall not disclose to anyone other than its partners and financiers any information disclosed by Seller to Buyer which is not generally known by the public regarding Seller's operations and/or the Property. Each party hereto may discuss with and disclose to its accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Section. Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the SEC or in order to comply with any law or interpretation thereof or court order. This provision shall survive termination of this Agreement but shall terminate upon Close of Escrow. Buyer and Seller do not contemplate issuing a press release until after the expiration of the Inspection Period and Title Response Period. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and the Seller, respectively both as to timing and content.

            If any inspection or test conducted by or on behalf of Buyer disturbs any of the Property, Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. Buyer shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller harmless from all losses, costs and damages including reasonable attorneys' fees incurred by Seller as a result of such entry or investigation by or on behalf of Buyer other than loss, cost or damage which is discovered (and not caused) by such investigation as a result of pre-existing conditions. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason. Buyer shall obtain, or arrange for its inspecting consultant to obtain, and keep in force, a policy of comprehensive general liability insurance (including coverage for bodily injury and property damage) on an occurrence basis with a combined single limit of $1,000,000, naming Seller as an additional insured. Buyer shall deliver evidence of such insurance to Seller prior to the conduct of Buyer's investigations under Section 5.1.

            Seller's  obligation to sell the Property shall be contingent  upon,
(i) the execution of a joint letter, substantially in the form of Schedule E requesting (a) that the Regional Water Quality Control Board substitute Buyer for Seller as a "secondarily liable party" or so-called "secondary discharger" on the Order (the "Substitution") upon the Close of Escrow, (b) that the Regional Water Quality Control Board staff prepare an amendment to the Order providing for the Substitution and allow the Buyer and Seller to review and approve the amendment before the Escrow Closing Date, and (c) that the Substitution not be effective until Close of Escrow, (the "Substitution Letter") and (ii) the submission of the executed Substitution Letter, along with any other documents, applications or fees required, to the Regional Water Quality Control Board on the first business day following the expiration of the Inspection Period. Seller and Buyer agree to appear before the Regional Water Quality Control Board in connection with the Substitution Letter if required to do so. Buyer will execute any license or access agreements with Eaton Corporation and Signetics Corporation, if required by the Regional Water Quality Control Board in order to effectuate the Substitution. Buyer and Seller will cooperate fully and use their best efforts to effectuate the Substitution. The obligations under this Section shall survive the Close of Escrow.

                                    ARTICLE 5
  TITLE, SURVEY, CONDITIONS, REPRESENTATIONS AND ASSIGNMENT OF CLAIMS

            Within five (5) days of the execution of this Agreement, Seller shall provide Buyer with copies of the most recent survey of the Real Property in Seller's possession, if any. Promptly following the execution of this Agreement, Buyer shall obtain, at Seller's sole cost and expense, a commitment for an ALTA Owner's Policy of Title Insurance (the "Title Commitment"). Promptly following the execution of this Agreement, Buyer shall obtain, at Buyer's sole cost and expense, an ALTA as-built survey of the Real Property (the "Survey").

      If (i) any matter disclosed on the Survey or (ii) matters listed as exceptions in the Title Commitment are not each satisfactory to Buyer, it shall, on or before the expiration of the Inspection Period, provide Seller with written notice of such objections (the "Objection Notice") and if Seller is unable or unwilling to cure such objections within five (5) days after the date the Objection Notice is received (the "Title Response Period"), Buyer's sole remedy shall be to terminate this Agreement by giving written notice to Seller on or before the expiration of the Title Response Period, in which event this Agreement will terminate, the Escrowed Amount shall be returned to Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). Buyer may not object to any exceptions for tenant's rights. Seller shall not be obligated to cure any objections except Seller shall be obligated to cure, obtain title coverage over or bond over all objections constituting mortgages, other voluntary encumbrances securing the repayment of money or other monetary liens, on or before the Escrow Closing Date, provided, however, that nothing herein shall obligate Seller to cure, obtain title coverage over or bond over monetary liens (other than mortgages or voluntary encumbrances securing the repayment of money) in any amount in excess of $10,000. To enable Seller to convey, Seller may, at the Close of Escrow use the Purchase Price or any portion thereof to clear title; provided, that all instruments to clear title are either recorded simultaneously with the delivery of the deed or arrangements satisfactory to the Escrow Holder have been made for the delivery of such instruments.

            On the Escrow Closing Date, the Seller shall convey by good and sufficient grant deed to the Buyer or to the Buyer's nominee, good and clear record and marketable fee simple title to all of the Real Property and the Improvements free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

      (a) The lien, if any, for real estate taxes not yet due and payable;

      (b) All matters listed on the Title Commitment and Survey which (i) have not been objected to and (ii) Seller is not obligated to cure and/or Seller has not agreed to cure, pursuant to Section 6.1 above;

      (c) All Leases disclosed to Buyer in writing prior to the expiration of the Inspection Period;

      (d) All zoning, building and other laws applicable to the Property; and

      (e) All matters which arise after the effective date of the Title Commitment which are agreed upon or consented to by Buyer in writing.

            At the Close of Escrow, the Seller shall assign without recourse the Leases, Contracts which are not to be terminated and warranties, if any, to Buyer and Buyer shall assume Seller's obligations thereunder from and after the date of Close of Escrow and Seller shall convey the Personal Property to the Buyer by quitclaim bill of sale.

            Representations and Warranties

                  The Seller hereby represents and warrants to the Buyer as of the date of this Agreement as follows:

      (a) The Seller is a limited partnership validly existing under the laws of the State of Delaware and qualified to do business in the State of California with all necessary legal power to enter into and perform its obligations hereunder and under any document or instrument required hereunder to be executed and delivered on behalf of the Seller.

      (b) This agreement has been duly authorized by all necessary partnership action on the part of the Seller and has been duly executed and delivered on behalf of the Seller by a duly authorized general partner of the Seller. This Agreement has been duly executed and delivered by Seller, and (assuming valid execution and delivery by Buyer) is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms.

      (c) All information pertaining to the Property prepared by Seller and delivered to Buyer is true and correct in all material respects.

      (d) Seller is not a foreign person and is a "United States Person" as defined in Section 7701(a)(30) of the Internal Revenue code of 1986, as amended.

      (e) Except as set forth on Schedule G attached hereto, there are no pending lawsuits of any nature affecting or relating to the Property and to Seller's actual knowledge, there is no threatened or anticipated litigation affecting or relating to the Property or Seller in any way, including, without limitation, Seller's title to or use of the Property or any part thereof or Seller's ability to perform its obligations under this Agreement.

      (f) To Seller's actual knowledge, the Rent Roll attached to this Agreement as Schedule C is a complete and accurate list of all of the leases and rental agreements presently in effect with respect to the Property. To Seller's actual knowledge, except for the rights of the tenants listed on Schedule C, or disclosed on the Title Commitment, no person has any right of possession, use or occupancy of the Property or any part of it.

      (g) Except as set forth on Schedule H attached hereto, Seller has not received written notification from any governmental authority or agency that there exists any existing violation of law, statute, code, ordinance, rule or regulation applicable to the Property.

      (h) There are no condemnation proceedings, eminent domain proceedings or similar actions or proceedings now pending against the Property and to Seller's actual knowledge, no such proceedings or actions have been threatened against the Property.

      (i) There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws filed by Seller or to Seller's actual knowledge, pending or threatened against Seller or the Property.

      Each representation and warranty contained in this Section 6.4.1 is subject to being updated by Seller in writing on or before the expiration of the Inspection Period or the Title Response Period if such period extends beyond the Inspection Period and the update concerns title or survey matters, and shall be deemed to have been amended as provided in this Agreement and by the information contained in Seller deliveries of Due Diligence materials under Sections 5.1 and
5.2 and such other information delivered to Buyer in writing under the terms of the Agreement or otherwise obtained by Buyer prior to the expiration of the Inspection Period or the Title Response Period, if such period extends beyond the expiration of the Inspection Period and the information concerns title or survey matters. Each of the representations and warranties contained in Section
6.4.1 is hereby qualified to Seller's actual knowledge without further inquiry except as provided below. For purposes of Section 6.4.1 actual knowledge of Seller shall mean the actual awareness of Rock D'Errico (who has been the officer of the general partner of Seller with primary asset management responsibility for the Property). Such individual shall have no obligation to make any further inquiry of any persons, but such actual knowledge obtained from any other source shall be deemed to be actual knowledge for purposes of this
Section 6.4.1.

     The Buyer hereby represents and warrants to the Seller as of the date of this Agreement as follows:

      (a) The Buyer is a corporation organized, existing and in good standing under the laws of the State of California and has the requisite power and authority to enter into and perform the terms of this Agreement.

      (b) The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby has been duly authorized by all necessary parties and no other proceedings on the part of Buyer are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Buyer and (assuming valid execution and delivery by Seller) is a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms.

      (c) The financial statements provided pursuant to Section 5.4 are true and complete in all material respects.

              The  representations and warranties of Seller contained in Section
6.4.1 shall survive Close of Escrow until the earlier of (i) the dissolution of the Seller during the normal course of business, or (ii) six (6) months.

            The obligations of the Buyer and Seller to consummate the transaction contemplated by this Agreement are subject to the representations and warranties made by the other party to this Agreement being true and correct in all material respects on and as of the Escrow Closing Date with the same force and effect as though such representations and warranties had been made as of the Escrow Closing Date.

            On the Escrow Closing Date, Seller shall assign without warranty to Buyer any rights Seller has against prior Property owners, adjoining property owners, governmental agencies, and any and all third parties regarding environmental conditions at, or related to, the Property ("Seller Claims"). Neither Buyer nor any assignee of Buyer may assign Seller Claims to future owners of the Property or any other third party without Seller's consent, which consent shall be granted if the indemnity under this Section will retain the same net worth or greater upon the assignment.

      Buyer shall indemnify, release and hold harmless the Seller, its officers, directors, partners, employees and agents from and against any and all claims, demands (including without limitation any clean-up order, monitoring order, testing order, remediation order or other orders of any kind, including the Order), actions, administrative proceedings, costs, liabilities, judgements, damages, fines, encumbrances, liens, penalties, liabilities and expenses of whatever kind in nature incurred at any time which arise out or relate to environmental contamination on the Property. Buyer hereby releases the Seller from any claims which arise out of or relate to environmental contamination on the Property. Buyer hereby expressly waives the benefits and protections of
Section 1542 of the Civil Code of the State of California as to unknown claims. Buyer's breach of such the obligations under this Section will be fully actionable by Seller at law or in equity. The obligations under this Section shall survive the Close of Escrow.

                                    ARTICLE 6
                                 CLOSE OF ESCROW

            The consummation of the purchase and sale contemplated in this Agreement (the "Close of Escrow") shall occur in the offices of the Escrow Agent at 10:00 am twenty (20) days after the expiration of the Inspection Period, (the "Escrow Closing Date"), unless such day is not a day on which the County
Recorder's Office in the county where the Property is located is open for business, in which case, the Close of Escrow shall take place on the next day on which such registry is open. It is agreed that time is of the essence in this Agreement. The Escrow Closing Date may be changed by mutual written agreement of Buyer and Seller.

            On or before the Escrow Closing Date the Seller shall deliver or cause to be delivered each of the following items to the Escrow Holder:

      (a) A duly executed and acknowledged grant deed as provided for in Section
6.2 conveying the Real Property and the Improvements to the Buyer;

      (b) Two duly executed quitclaim bills of sale conveying the Personal Property to the Buyer (the "Bill of Sale");

      (c) Two duly executed assignment and assumption of leases without recourse (the "Assignment of Leases");

      (d) Two duly executed  assignment and  assumption of contracts,  licenses,
guaranties,   warranties,   and  intangible   property   without  recourse  (the
"Assignment of Contracts");

      (e)  Two  duly  executed   assignment  of  claims  without  warranty  (the
"Assignment of Claims").

      (f) Certificate or certificates of non-foreign status from the Seller reasonably acceptable in form and substance;
      (g) Two counterpart originals of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted (the "Closing Statement");

      (h) Customary affidavits sufficient for the Title Company to delete any exceptions for mechanic's or materialmen's liens from the Buyer's title policy and such other affidavits relating to such title policy as the Title Company may reasonably request;

      (i) a rent roll certified by Seller as of the Escrow Closing Date;

      (j) all original Leases, service contracts, property management files and Tenant correspondence in each case, if in Seller's possession;

      (k)   keys to all locks which manager has in its possession;

      (l) notice letters from Seller to tenants of the sale of the Property and assignment of the Leases, including notice of transfer of security deposit, transfer of claims made with regard to the security deposit, and transferee's name and address; and

      (m) Such other instruments as the Escrow Agent may reasonably request to effectuate the transaction contemplated by this Agreement.

            On or before the Escrow Closing Date the Buyer shall deliver or cause to be delivered at its expense each of the following to the Escrow Holder:

      (a) The Purchase Price for the Property, as such Purchase Price may have been further adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to the Seller, in the manner provided for in Article 3;

      (b)   Two duly executed Assignment of Leases;

      (c)   Two duly executed Assignment of Contracts;

      (d)   Two duly executed Assignment of Claims;

      (e) Such other instruments as the Escrow Agent may reasonably request to effectuate the transaction contemplated by this Agreement; and

      (f) Two counterpart originals of the Closing Statement.

      7.4 Upon the Close of Escrow, Escrow Holder shall promptly undertake the following in the manner indicated:

      (a) Cause the grant deed to be recorded in the Official Records of Santa Clara County.

      (b) Disburse all funds deposited with Escrow Holder by Buyer towards payment of the Purchase Price as provided for in the Closing Statement.

      (c) Deliver title insurance policy to Buyer.

      (d) Deliver one executed Bill of Sale, Assignment of Leases, Assignment of Contracts, Assignment of Claims and Closing Statement to each of Buyer and Seller.

      (e) Deliver the certificate or certificates of non-foreign status from the Seller, the original tenant estoppel certificates as delivered by Seller, all Leases and Tenant correspondence as delivered by Seller, keys to all locks which manager has in its possession, and the notice letters from Seller to tenants.

      (f) Deliver to both Buyer and Seller copies of all other documents delivered by either party or recorded pursuant to this Agreement.

                                    ARTICLE 7
                            CASUALTY AND CONDEMNATION

            If the Improvements are materially damaged or destroyed by fire or any other casualty such that the cost of repair exceeds $250,000 and are not substantially restored to the condition immediately prior to such casualty before the Escrow Closing Date, the Buyer shall have the following elections:

      (a) to purchase the Property in its then condition and pay the Purchase Price, in which event the Seller shall pay over or assign to the Buyer as the case may be, on the Escrow Closing Date, all amounts recovered or recoverable by the Seller on account of any insurance as a result of such casualty plus the amount of any applicable deductible, less any amounts reasonably expended by the Seller for partial restoration; or

      (b) to terminate this Agreement by giving notice of termination to the Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Escrow Closing Date, whichever occurs first, in which event the Escrow Holder shall return the Escrowed Amount to the Buyer, this Agreement shall terminate and neither the Seller nor the Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

            If any portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies the Seller prior to the Escrow Closing Date of its intent to take or acquire any portion of or interest in the Property (each an "Eminent Domain Taking"), the Seller shall give notice promptly to the Buyer of such event and the Buyer shall have the option to terminate this Agreement by providing notice to the Seller to such effect on or before the date which is ten (10) days from the Seller's notice to the Buyer of such Eminent Domain Taking or on the Escrow Closing Date, whichever occurs first, in which event the Escrow Holder shall return the Escrowed Amount to the Buyer, this Agreement shall terminate, and neither the Seller nor the Buyer shall have any recourse against the other. If the Buyer does not timely notify the Seller of its election to terminate this Agreement, the Buyer shall purchase the Property and pay the Purchase Price, and the Seller shall pay over or assign to the Buyer on delivery of the deed all awards recovered or recoverable by the Seller on account of such Eminent Domain Taking, less any amounts reasonably expended by the Seller in obtaining such award.

                                    ARTICLE 8
                              BROKERAGE COMMISSIONS

      The Buyer represents and warrants to the Seller that the Buyer has not dealt with, and is not obligated to pay, any fees or commissions to any broker in connection with the transaction contemplated by this Agreement. Seller represents and warrants to Buyer that Seller has not used or employed any broker or brokers in connection with the negotiation, execution or consummation of this transaction, other than Scott Mathisen and Doug Yoder of CB Commercial ("Seller's Agent"), and no finder's fee is payable in connection with this transaction. Buyer and Seller each hereby agree to indemnify, defend and hold the other harmless from and against any and all loss, costs, claims and expenses (including reasonable attorney's fees) which arise as a result of breach of the foregoing representation and warranty. The indemnification contained in this
Article 9 shall survive Close of Escrow hereunder or termination hereof, as the case may be. All commissions, if any, to the brokers named herein shall be paid by the Seller but shall be payable only if the transactions contemplated herein are consummated.

                                    ARTICLE 9
                        DEFAULT, TERMINATION AND REMEDIES

            In the event that Seller shall have failed in any material respect adverse to the Buyer on the Escrow Closing Date to have performed or has otherwise breached any of the covenants and agreements contained in this Agreement which are to be performed by the Seller on or before the Escrow Closing Date, the Buyer shall have the following remedies, (i) the right to take any and all legal actions necessary to compel the Seller's specific performance hereunder (it being acknowledged that damages at law would be an inadequate remedy), and to consummate the transaction contemplated by this Agreement in accordance with the provisions of this Agreement (such conveyance shall be deemed to satisfy and waive any other remedy) or (ii) the right to terminate this Agreement and receive the Escrowed Amount whereupon this Agreement shall terminate without further recourse.

            NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF BUYER HAS NOT TERMINATED THIS AGREEMENT ON OR BEFORE THE EXPIRATION OF THE INSPECTION PERIOD OR THE EXPIRATION OF THE TITLE RESPONSE PERIOD, AND IF THE SALE OF THE PROPERTY TO BUYER IS NOT CONSUMMATED DUE TO BUYER'S DEFAULT UNDER THE AGREEMENT, SELLER SHALL BE ENTITLED TO RETAIN THE
ESCROWED AMOUNT AS SELLER'S LIQUIDATED DAMAGES AS ITS SOLE REMEDY. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER'S DEFAULT UNDER THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH BUYER'S DEFAULT AFTER THE EXPIRATION OF THE INSPECTION PERIOD, THE EXTENDED INSPECTION PERIOD, OR THE TITLE RESPONSE PERIOD, AS THE CASE MAY BE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT WAIVE OR AFFECT SELLER'S RIGHTS AND BUYER'S OBLIGATIONS UNDER SECTIONS 5.7 AND 6.6 AND ARTICLE 9 OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE
SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677.

SELLER'S INITIALS /S/ RMD     BUYER'S INITIALS __________________

                  As material consideration to each party's agreement to the liquidated damages provisions stated in Section 10.2, each party hereby agrees to waive any and all rights whatsoever to contest the validity of the liquidated damage provisions for any reason whatsoever, including, but not limited to, that such provision was unreasonable under circumstances existing at the time this Agreement was made.

                                   ARTICLE 11
                                  MISCELLANEOUS

            The Buyer may only assign or transfer its rights under this Agreement to an entity owned, or controlled by Buyer or its members or which owns or controls Buyer. The covenants and agreements contained in this Agreement shall extend to and be obligatory upon the permitted successors and assigns of the respective parties to this Agreement.

            Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given if (i) delivered by hand during regular business hours, (ii) telecopied during regular business hours with an original sent by regular mail, (iii) sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, or (iv) sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, addressed to the Seller or the Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Escrow Holder shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Escrow Holder.

(1)   If to Buyer:

Limar Realty Corp #36
            1730 S. El Camino Real
            San Mateo, California 94402-3061
            Attn: Theodore H. Kruttschnitt
            Fax No.: (650) 525-9345

      with a copy to:
      Kay & Merkle
      KO The Embarcadero, Penthouse
      San Francisco, CA  94105
      Attn:  Walter F. Merkle, Esq.
      Fax No. (415) 512-9277


(2) If to Seller:

            PaineWebber Qualified Plan Property Fund Four, L.P.
            c/o PaineWebber Properties Incorporated
            265 Franklin Street - 16th Floor
            Boston, MA 02110
            Attn: Rock D'Errico
            Fax No.: (617) 478-4725
            with a copy to:

            Goodwin, Procter and Hoar  LLP
            Exchange Place
            Boston, Massachusetts 02109
            Attn: Andrew C. Sucoff, Esq.
            Fax No.: (617) 227-8591

(3) If to the Escrow Holder:

            Chicago Title Company
            388 Market Street #1300
            San Francisco, CA 94111
            Attn: Nicole Carr
            Fax No.: (415) 956-2175

            Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

            The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

            Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

            This Agreement may be amended only by a written instrument executed by the Seller and the Buyer (or Buyer's assignee or transferee).

            This Agreement embodies the entire agreement between the Seller and the Buyer with respect to the transaction contemplated in this Agreement, and there have been and are no covenants, representations, warranties or restrictions between the Seller and the Buyer with regard thereto other than those set forth or provided for in this Agreement. Any prior agreements are hereby terminated and superseded by this Agreement.

            This Agreement shall be construed under and in accordance with the laws of the State of California.

            This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both the Buyer and Seller are not signatory to the same counterpart.

            The Escrow Holder has executed this Agreement only for the purpose of agreeing to perform the duties assigned to it under this Agreement. The Escrow Holder shall deposit the Escrowed Amount in an interest bearing account. From the Opening of Escrow the Escrow Holder shall, upon receiving a copy of a notice given by a party in accordance with this Agreement claiming entitlement to all or a portion of the Escrowed Amount, give a notice to the other party that such claim of entitlement has been made. The Escrow Holder shall not cause or permit any portion of the Escrowed Amount to be disbursed until the expiration of five (5) days of giving such notice whereupon, if the party to whom such notice was given has not given the Escrow Holder notice of its objection to a disbursement in accordance with the claim of entitlement, the Escrow Holder shall cause a disbursement of the Escrowed Amount as requested. If such party timely objects, however, the Escrow Holder shall retain the Escrowed Amount and not disburse any portion of the same unless directed by the mutual written direction of the parties. The Escrow Holder shall at all times disburse the Escrowed Amount as required in a mutual written direction of the parties. This Agreement shall terminate upon any such request from Buyer pursuant to Sections 4.5, 5.3 and 6.1 and Article 8 above.

            In the event of any disagreement between the parties, the Escrow Holder shall retain all deposits pending instructions mutually agreed to by the Seller and Buyer. In the event there is no mutual agreement by Seller and Buyer for disbursements, the Escrow Holder shall hold said deposits pending a court order to disburse. The Escrow Holder may conclusively rely on the authenticity, validity and effectiveness of any writing delivered to it, and Escrow Holder shall not be obligated to make any investigation or determination, except as provided in the case of disputes as to the truth and accuracy of any information contained therein. Buyer and Seller agree to defend, indemnify and hold Escrow Holder harmless from any liabilities, suits, claims, or expenses arising from or out of or in connection with Escrow Holder's acts or failure to act hereunder, unless caused or created as a result of Escrow Holder's gross negligence or willful misconduct, and Escrow Holder shall be entitled to reimbursement by Buyer and/or Seller for all reasonable costs and expenses incurred in the performance of its duties hereunder including, without limitation, all out-of-pocket expenses and reasonable attorneys fees of counsel retained by Escrow Holder. Any such costs and expenses not paid by the parties after billing and supporting documentation by Escrow Holder may be paid by Escrow Holder out of the Escrowed Amount. If there is a settlement by Buyer and Seller prior to a court order, the Buyer and Seller will share equally in the expenses incurred by the Escrow Holder. Otherwise, the non-prevailing party shall assume full responsibility for the Escrow Holder's expenses. Escrow Holder is not required to advance or expend or risk its own funds or otherwise incur personal liability in performance of its duties hereunder and it may require advancement of funds by the parties.

            Time is expressly declared to be of the essence of this Agreement.

            The obligations of Seller hereunder shall be binding only on the Property and neither the Buyer nor anyone claiming by, through or under the Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the officers, directors, shareholders, partners or agents of Seller or any of their successors. The obligations of Buyer hereunder shall be binding only on the assets of Buyer and neither the Seller nor anyone claiming by, through or under the Seller shall be entitled to obtain any judgment creating personal liability on the part of the partners, officers, shareholders, or agents of Buyer or any of their successors or any affiliated entities. This Section is not intended to limit recovery for breach of Section 6.6.

            In order that Seller may liquidate after the Close of Escrow without having to maintain reserves as a result of any continuing obligations hereunder and notwithstanding any provision in this Agreement to the contrary, except for the obligations under Section 6.6 which survive the Close of Escrow, all obligations of the Seller under this Agreement which survive the Close of Escrow, including, without limitation, tax adjustments pursuant to Section 3.4, utility adjustments pursuant to Section 3.6, rent and lease expense adjustments pursuant to Section 3.7.3, Seller's representations and warranties pursuant to
Section 6.4.1 and Section 5.3, Seller's obligation to assign Seller's Claims pursuant Section 6.6 and Seller's representation and warranty and indemnification pursuant to Article 9 shall only survive until the earlier of
(i) the dissolution of the Seller during the normal course of business, or (ii) six (6) months.

                                   ARTICLE 12
                           IRS FORM 1099-S DESIGNATION

            In  order to  comply  with  information  reporting  requirements  of
Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule F at or prior to the Close of Escrow to designate the Escrow Holder (the "Designee") as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on IRS Form 1099-S; (2) to provide the Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                                     BUYER:

                                    LIMAR REALTY CORP #36



                                    By: /s/ T. H. Kruttschnitt
                                        ------------------------
                                        Name: T. H. Kruttschnitt
                                        Title: President

                                     SELLER:

                                    PAINEWEBBER QUALIFIED PLAN PROPERTY
                                    FUND FOUR, L.P.

                                    By:   Fourth Qualified Properties,
                                          Inc., Managing General Partner


                                          By: /s/ Rock M. D'Errico
                                              ---------------------
                                              Rock M. D'Errico
                                              Vice President

                                    ESCROW HOLDER:

                                    CHICAGO TITLE COMPANY


                                    By: /s/ Nicole T. Cash
                                        --------------------
                                        Name: Nicole T. Cash
                                        Title: Escrow Officer

              FIRST AMENDMENT TO JOINT ESCROW INSTRUCTIONS
                         AND PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO JOINT ESCROW INSTRUCTIONS AND PURCHASE AND SALE AGREEMENT ("First Amendment") is made and entered into as of the 9th day of April, 1998, by and between Paine Webber Qualified Plan Property Fund Four, LP., a Delaware corporation ("Seller") and Limar Realty Corp. #36, a California corporation ("Buyer").

                                    RECITALS

This First Amendment is made with respect to the following facts:

A. Seller and Buyer entered into that certain Joint Escrow Instructions and Purchase and Sale Agreement dated March 11, 1998 ("Purchase Agreement").

B. Seller and buyer desire to amend and modify the Purchase Agreement in accordance with the provisions of this First Amendment.

                                    COVENANTS


NOW THEREFORE, in consideration of the mutual covenants contained herein, Seller and Buyer agree as follows:

      1. Inspection Period. With references to Section 5.3 of the Purchase Agreement, and notwithstanding the provisions of such Section to the contrary, the Inspection Period shall be extended through April 15, 1998.

      2. Counterparts. This First Amendment may be executed in counterparts, each of which will constitute an original. This First Amendment shall only be effective if a counterpart is signed by both Seller and Buyer.

      3. Facsimile Signatures Seller and Buyer each (a) has agreed to permit the use, from time to time where appropriate, of telecopied signatures in order to expedite the transaction contemplated by this First Amendment,
      (b) intends to be bound by its respective  telecopied  signatures,  (c) is aware that the other will rely on the telecopied signature, and (d) acknowledges such reliance and waives any defenses to the enforcement of this First amendment and the documents effecting the transaction contemplated by this First Amendment based on the fact that a signature was sent by telecopy only.

      4. Miscellaneous. Any inconsistency between the provisions of this First Amendment and the provisions of the Purchase Agreement shall be governed by the provisions of this First Amendment. Except as otherwise specifically defined in this First Amendment, all defined terms as used in this First Amendment shall have the same meaning as ascribed to such terms in the Purchase Agreement. Except as specifically modified by the provisions of this First Amendment, the Purchase Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, Seller and Buyer have executed this First Amendment as of the date first above written.



SELLER:                                   BUYER:
PAINEWEBBER QUALIFIED PLAN                LIMAR REALTY CORP. #36
PROPERTY FUND FOUR, LP                    a California corporation
a Delaware corporation

By: /s/ Rock M. D'Errico                 By:  /s/ Theodore H.  Kruttschnitt
    --------------------                      -----------------------------
    Rock M. D'Errico                          Theodore H. Kruttschnitt
    Its: Vice President                       Its:  President

             SECOND AMENDMENT TO JOINT ESCROW INSTRUCTIONS
                         AND PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO JOINT ESCROW INSTRUCTIONS AND PURCHASE AND SALE AGREEMENT ("Second Amendment") is made and entered into as of the 15th day of April, 1998, by and between Paine Webber Qualified Plan Property Fund Four, LP., a Delaware corporation ("Seller") and Limar Realty Corp. #36, a California corporation ("Buyer").

                                    RECITALS

This Second Amendment is made with respect to the following facts:

A. Seller and Buyer entered into that certain Joint Escrow Instructions and Purchase and Sale Agreement dated March 11, 1998, which was amended by the First Amendment, dated April 9, 1998 ("Purchase Agreement").

B. Seller and buyer desire to amend and modify the Purchase Agreement in accordance with the provisions of this Second Amendment.

                                    COVENANTS

NOW THEREFORE, in consideration of the mutual covenants contained herein, Seller and Buyer agree as follows:

      1. Inspection Period. With references to Section 5.3 of the Purchase Agreement, and notwithstanding the provisions of such Section to the contrary, the Inspection Period shall be extended through April 16, 1998 5:00 PM PDT

      2. Termination Letter Dated 4/15/98. The parties hereto agree that the Termination Notice, dated 4/15/98 sent by Buyer's attorney (Kay & Merkel) to Seller, is hereby revoked.

      3. Counterparts. This Second Amendment may be executed in counterparts, each of which will constitute an original. This Second Amendment shall only be effective if a counterpart is signed by both Seller and Buyer.

      4. Facsimile Signatures Seller and Buyer each (a) has agreed to permit the use, from time to time where appropriate, of telecopied signatures in order to expedite the transaction contemplated by this First Amendment,
      (b) intends to be bound by its respective  telecopied  signatures,  (c) is aware that the other will rely on the telecopied signature, and (d) acknowledges such reliance and waives any defenses to the enforcement of this First amendment and the documents effecting the transaction contemplated by this Second Amendment based on the fact that a signature was sent by telecopy only.

      5. Miscellaneous. Any inconsistency between the provisions of this Second Amendment and the provisions of the Purchase Agreement shall be governed by the provisions of this Second Amendment. Except as otherwise specifically defined in this First Amendment, all defined terms as used in this Second Amendment shall have the same meaning as ascribed to such terms in the Purchase Agreement. Except as specifically modified by the provisions of this Second Amendment, the Purchase Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, Seller and Buyer have executed this Second Amendment as of the date first above written.



SELLER:                                   BUYER:
PAINEWEBBER QUALIFIED PLAN                LIMAR REALTY CORP. #36
PROPERTY FUND FOUR, LP                    a California corporation
a Delaware corporation

By:  /s/ Rock M. D'Errico                 By: /s/ Theodore H. Kruttschnitt
     --------------------                     ----------------------------
    Rock M. D'Errico                          Theodore H. Kruttschnitt
    Its:   Vice President                     Its:  President

LIMAR REALTY GROUP [LETTERHEAD]


April 16, 1998
                                                                   VIA FACSILILE
                                                                    617/478-4725
Mr. Rock M. D'Errico
Vice President
PaineWebber Properties Incorporated
265 Franklin Street, 16th Floor
Boston, MA  02110

RE:   680 West Maude Avenue
      Sunnyvale, California

Dear Rock:

      Please be advised that Buyer has elected to approve the Property referenced above in connection with our Due Diligence and in connection with our Inspection Period, which is described in Article 5 of the Joint Escrow Instructions and Purchase and Sale Agreement between PaineWebber Qualified Plan Property Fund Four, L.P. (as Seller) and Limar Realty Corp. #36 (as Buyer) dated March 11, 1998. This election is expressly conditioned on the agreement which was reached between us this afternoon that at Closing, Buyer will receive a Price Credit in the amount of Ten Thousand Dollars ($10,000.00) relating to certain due diligence issues and that the Purchase Price shall be Five Million One Hundred Twenty Five Thousand Dollars ($5,125,000.00).

Sincerely,


/s/ Bing Heckman
----------------
H.L. (Bing) Heckman
Vice President/Acquisitions

Enclosures

cc:   Andrew c. Sucoff, Esq. (via facsimile)
      Walter F. Merkel, Esq. (via facsimile)

AGREED & ACCEPTED

PAINEWEBBER QUALFIED PLAN
PROPERTY UFND FOUR, L.P.
a Delaware corporation

BY:   /s/ Rock M. D'Errico
      --------------------


NAME:   Rock M. D'Errico

TITLE:  Vice President

DATE:   April 16, 1998

              THIRD AMENDMENT TO JOINT ESCROW INSTRUCTIONS
                         AND PURCHASE AND SALE AGREEMENT

      This Third Amendment to Joint Escrow Instructions and Purchase and Sale Agreement is made and entered into as of the 5th day of May, 1998, by and between PaineWebber Qualified Plan Property Fund Four, L.P., a Delaware corporation ("Seller") and Limar Realty Corp #36, a California corporation ("Buyer") and Buyer's nominee, Limar Realty Corp #27, ("Buyer's Nominee") (the "Third Amendment").

                                    RECITALS

      Whereas, Buyer and Seller entered into that certain Joint Escrow Instructions and Purchase and Sale Agreement dated as of March 11, 1998, between Buyer, Seller and Chicago Title Company, as amended by the First Amendment to Joint Escrow Instructions and Purchase and Sale Agreement dated April 9, 1998, the Second Amendment to Joint Escrow Instructions to Purchase and Sale Agreement dated April 15, 1998 and a certain Letter Agreement dated April 16, 1998 (collectively, "Purchase Agreement").

      Whereas, Buyer, Seller and Buyer's Nominee desire to extend the Escrow Closing Date under the Purchase Agreement until May 20, 1998.

                                    COVENANTS

      Now therefore, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Buyer, Seller and Buyer's Nominee agree as follows:

      1. With reference to Section 7.1 of the Joint Escrow Instructions and Purchase and Sale Agreement dated as of March 11, 1998, the "Escrow Closing Date" shall be May 20, 1998.

      2. Simultaneously with the execution of this Third Amendment, Buyer's Nominee shall deposit with the Escrow Agent $250,000 (the "Additional Deposit") to be held by Escrow Holder together with the $100,000 plus interest held by Escrow Holder in an interest bearing account (the Additional Deposit plus the $100,000 together with all interest earned thereon shall be the "Escrowed Amount"). Notwithstanding anything in the Purchase Agreement to the contrary, the Escrowed Amount shall only be refundable pursuant to Article 8 and Section
10.1 of the Joint Escrow Instructions and Purchase and Sale Agreement dated as of March 11, 1998.

      3. Buyer hereby assigns all the rights and obligations of Buyer's covenants and agreements contained in the Purchase Agreement to Buyer's Nominee. Buyer's Nominee hereby assumes all the rights and obligations of Buyer's covenants and agreements contained in the Purchase Agreement.

      4. Section 11.1 of the Joint Escrow Instructions and Purchase and Sale Agreement dated as of March 11, 1998 is deleted in its entirety. The rights and obligations under the Purchase Agreement may not be further assigned or transferred.

      5. Buyer and Buyer's Nominee waive all objections to the Amendment of Site Cleanup Requirements (Order No. 95-210) prepared by George Lincoln of the Regional Water Quality Control Board, except insofar as the objections relate to the identity of the property owner being Limar Realty Corp #27 instead of Limar Realty Corp #36.

      6. This Third Amendment may be executed in counterparts, each of which will constitute an original. This Third Amendment shall only be effective if a counterpart is signed by Seller, Buyer and Buyer's Nominee and delivered to Seller by 10:00 am Pacific time May 6, 1998.

      7. Seller, Buyer and Buyer's Nominee each (a) has agreed to permit the use, from time to time where appropriate, of telecopied signatures in order to expedite the transaction contemplated by this Third Amendment, (b) intends to be bound by its respective telecopied signatures, (c) is aware that the other will rely on the telecopied signature, and (d) acknowledges such reliance and waives any defenses to the enforcement of this Third Amendment and the documents affecting the transaction contemplated by this Third Amendment based on the fact that a signature was sent by telecopy only.

      8. Any inconsistency between the provisions of this Third Amendment and the Purchase Agreement shall be governed by the provisions of this Third Amendment. Except as otherwise specifically defined in this Third Amendment, all capitalized terms as used in this Third Amendment shall have the same meaning as ascribed to such terms in the Purchase Agreement. Except as specifically modified by the provisions of this Third Amendment, the Purchase Agreement shall remain in full force and effect and is hereby ratified by the parties to this Third Amendment.

              [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                                     BUYER:

                                    LIMAR REALTY CORP #36


                                    By:  /s/ Theodore H. Kruttschnitt
                                         ----------------------------
                                          Name: Theodore H. Kruttschnitt
                                          Title:  President

                                     SELLER:

                                    PAINEWEBBER QUALIFIED PLAN PROPERTY
                                    FUND FOUR, L.P.

                                          By:   Fourth Qualified
                                                Properties, Inc.,
                                                Managing General Partner


                                          By:  /s/ Rock M. D'Errico
                                               --------------------
                                               Rock M. D'Errico
                                               Vice President

                                    BUYER'S NOMINEE:

                                          LIMAR REALTY CORP #27


                                    By:   /s/ Theodore H. Kruttschnitt
                                          ----------------------------
                                          Name: Theodore H. Kruttschnitt
                                          Title:  President

             FOURTH AMENDMENT TO JOINT ESCROW INSTRUCTIONS
                         AND PURCHASE AND SALE AGREEMENT

      This Fourth Amendment to Joint Escrow Instructions and Purchase and Sale Agreement is made and entered into as of the 19th day of May, 1998, by and between PaineWebber Qualified Plan Property Fund Four, L.P., a Delaware corporation ("Seller"), Limar Realty Corp #36, a California corporation ("Buyer") and Chicago Title Company ("Escrow Holder") (the "Fourth Amendment").

                                    RECITALS

      Whereas, Buyer's predecessor in interest, Limar Realty Corp. #36, and Seller entered into that certain Joint Escrow Instructions and Purchase and Sale Agreement dated as of March 11, 1998, between Buyer, Seller and Chicago Title Company, as amended by the First Amendment to Joint Escrow Instructions and Purchase and Sale Agreement dated April 9, 1998, the Second Amendment to Joint Escrow Instructions to Purchase and Sale Agreement dated April 15, 1998 and a certain Letter Agreement dated April 16, 1998 and the Third Amendment to Joint Escrow Instructions and Purchase and Sale Agreement dated as of May 5, 1998 (the "Third Amendment" and as assigned by Limar Realty Corp. #36 to Buyer pursuant to the Third Amendment (collectively, "Purchase Agreement").

      Whereas, Buyer and Seller desire to extend the Escrow Closing Date under the Purchase Agreement until May 29, 1998.

                                    COVENANTS

      Now therefore, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Seller and Buyer agree as follows:

      1. With reference to Section 7.1 of the Joint Escrow Instructions and Purchase and Sale Agreement dated as of March 11, 1998, the "Escrow Closing Date" shall be May 29, 1998.

      2. Within one business day of the execution of this Fourth Amendment, Buyer shall deposit with the Escrow Agent $150,000 (the "Second Additional Deposit") to be held by Escrow Holder together with the $350,000 plus interest held by Escrow Holder in an interest bearing account (the Second Additional Deposit plus the $350,000 together with all interest earned thereon shall be the "Escrowed Amount"). Notwithstanding anything in the Purchase Agreement to the contrary, the Escrowed Amount shall only be refundable pursuant to Article 8 and
Section 10.1 of the Joint Escrow Instructions and Purchase and Sale Agreement dated as of March 11, 1998.

      3. Notwithstanding anything in the Purchase Agreement to the contrary, Buyer hereby covenants and agrees to wire transfer the Purchase Price to the Escrow Holder no later than 10:00 am Pacific time on the Escrow Closing Date.

      4. This Fourth Amendment may be executed in counterparts, each of which will constitute an original. This Fourth Amendment shall only be effective if a counterpart is signed by Seller and Buyer and delivered to Seller by 9?30 am Pacific time May 20, 1998.

      5. Seller and Buyer each (a) has agreed to permit the use, from time to time where appropriate, of telecopied signatures in order to expedite the transaction contemplated by this Third Amendment, (b) intends to be bound by its respective telecopied signatures, (c) is aware that the other will rely on the telecopied signature, and (d) acknowledges such reliance and waives any defenses to the enforcement of this Fourth Amendment and the documents affecting the transaction contemplated by this Fourth Amendment based on the fact that a signature was sent by telecopy only.

      6. Any inconsistency between the provisions of this Fourth Amendment and the Purchase Agreement shall be governed by the provisions of this Fourth Amendment. Except as otherwise specifically defined in this Fourth Amendment, all capitalized terms as used in this Third Amendment shall have the same meaning as ascribed to such terms in the Purchase Agreement. Except as specifically modified by the provisions of this Fourth Amendment, the Purchase Agreement shall remain in full force and effect and is hereby ratified by the parties to this Fourth Amendment.

              [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                                     BUYER:

                                    LIMAR REALTY CORP #27


                                    By: /s/ T. H. Kruttschnitt
                                        -----------------------
                                        Name:  T. H. Kruttschnitt
                                        Title:  President

                                     SELLER:

                                    PAINEWEBBER QUALIFIED PLAN PROPERTY
                                    FUND FOUR, L.P.

                                          By:   Fourth Qualified
                                                Properties, Inc.,
                                                Managing General Partner


                                          By: /s/ Rock M. D'Errico
                                              --------------------
                                              Rock M. D'Errico
                                              Vice President

                                    ESCROW HOLDER:

                                          CHICAGO TITLE COMPANY


                                    By: /s/ Nicole T. Cash
                                        ------------------
                                        Name:  Nicole T. Cash
                                        Title:  Escrow Officer

                              ASSIGNMENT OF CLAIMS

      This Assignment of Claims (this "Assignment") is made as of May 29, 1998 by and from PaineWebber Qualified Plan Property Fund Four, L.P., a Delaware limited partnership, having an address c/o PaineWebber Properties, 265 Franklin Street, Boston, MA 02110 ("Assignor"), to and for the benefit of Limar Realty Corp #27, a California corporation, having an address at 1730 S. El Camino Real, San Mateo, California ("Assignee").

                                    RECITALS

      A. Pursuant to that certain Joint Escrow Instructions and Purchase and Sale Agreement dated March 11, 1998, by and between Assignor, Assignee and Chicago Title Company, as amended by a certain First Amendment to Joint Escrow Instructions and Purchase and Sale Agreement dated April 9, 1998, a certain Second Amendment to Joint Escrow Instructions to Purchase and Sale Agreement dated April 15, 1998 and a certain Letter Agreement dated April 16, 1998 (as so amended, the "Agreement"), which Agreement provides for the sale by Assignor and purchase by Assignee of certain improved real property at 680 W. Maude Avenue, Sunnyvale, California, as more fully described in the Agreement (the "Property"). Capitalized terms used in this Assignment and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

      B. Assignor may have certain rights and claims against prior Property owners, adjoining property owners, governmental agencies, and other third parties regarding environmental conditions of the Property (collectively, the "Potentially Liable Parties").

      C. In order to induce Assignee to purchase the Property notwithstanding the environmental conditions, Assignor has agreed to assign its various rights and claims against the Potentially Liable Parties and Assignor and Assignee have otherwise agreed with respect to such rights and claims as set forth in this Assignment.

      NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

      1. Assignor hereby assigns to Assignee any and all rights, causes of action, suits and claims (collectively the "Claims") it has and may have against the Potentially Liable Parties related in any way to the environmental conditions at, or related to, the Property.

      2. Assignee and any assignee of Assignee may not assign the Claims to future owners of the Property or any other third party without Assignor's prior written consent, which consent shall not be unreasonably withheld if the indemnity provided below will retain the same net worth, or greater, upon the assignment as the net worth of the indemnity upon the date hereof, including the value of the Property and the Claims, as evidenced by financial statement or such other information reasonably acceptable to Assignor.

      3. Assignee shall indemnify, release and hold harmless the Assignor, its officers, directors, partners, employees and agents from and against any and all claims, demands (including without any limitation any clean-up order, monitoring order, testing order, remediation order or other orders of any kind, including the California Regional Water Quality Control Board Site Clean Up Requirements Order No. 95-210 dated October 18, 1995), actions, administrative proceedings, costs, liabilities, judgments, damages, fines, encumbrances, liens, penalties, liabilities and expenses of whatever kind or nature incurred at any time which arise out of or relate to environmental conditions on the Property. Assignee hereby releases the Assignor from any claims which arise out of or relate to environmental conditions on the Property. Assignee hereby expressly waives the benefits and protections of Section 1542 of the Civil Code of the State of California as to unknown claims.

      4. All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The obligations pursuant to this Assignment shall survive the delivery of the Grant Deed for the Property by Assignor to Assignee.


              [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties duly executed this Assignment as an instrument under seal as of the date first above written.

                                    ASSIGNOR:

                                    PAINEWEBBER QUALIFIED PLAN PROPERTY
                                    FUND FOUR, L.P.

                                    By:    Fourth Qualified Properties,
                                           Inc., Managing General
                                           Partner


                                           By:  /s/ Rock M. D'Errico
                                                --------------------
                                                Rock M. D'Errico
                                                Vice President

Commonwealth of Massachusetts
                                       SS
County of Suffolk

On May ___, 1998 before me  ________________________________________  personally appeared Rock M. D'Errico, Vice President of Fourth Qualified Properties, Inc., Managing General Partner of PaineWebber Qualified Plan Property Fund Four, L.P. personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that such execution was his free act and deed in such capacity and that by his signature on the instrument the entity upon behalf of which he acted executed the instrument.

WITNESS my hand and official seal.


Signature ______________________________ (seal)

My commission expires:

            IN WITNESS WHEREOF, the parties duly executed this Assignment as an instrument under seal as of the date first above written.

                                    ASSIGNEE:

                                    LIMAR REALTY CORP #27



                                    By:   /s/ Theodore H. Kruttschnitt
                                          ----------------------------
                                          Name: Theodore H. Kruttschnitt
                                          Title: President



State of _____________________
                                       SS
County of ______________

On May ___, 1998 before me  ________________________________________  personally appeared _______________________ of Limar Realty Corp #27, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that such execution was his/her free act and deed in such capacity and that by his/her signature on the instrument the entity upon behalf of which he/she acted executed the instrument.

WITNESS my hand and official seal.


Signature ______________________________ (seal)

My commission expires:

          ASSIGNMENT OF TENANT LEASES AND ASSUMPTION AGREEMENT

      THIS ASSIGNMENT OF TENANT LEASES AND ASSUMPTION AGREEMENT (the "Assignment") is executed and delivered on this 29th day of May, 1998, by and between PaineWebber Qualified Plan Property Fund Four, L.P., a Delaware limited partnership ("Assignor") and Limar Realty Corp #27, a California corporation ("Assignee").

                                   WITNESSETH:

      Assignor has heretofore entered into certain tenant leases with tenants covering space in the buildings located on those certain tracts of land situated in 680 West Maude Avenue, Sunnyvale, California (the "Property"), as more particularly described on Exhibit "A" attached hereto and made a part hereof.

      Pursuant to that certain Joint Escrow Instructions and Purchase and Sale Agreement dated as of March 11, 1998, between Assignor, Assignee and Chicago Title Company, as amended by the First Amendment to Joint Escrow Instructions and Purchase and Sale Agreement dated April 9, 1998, the Second Amendment to Joint Escrow Instructions to Purchase and Sale Agreement dated April 15, 1998 and a certain Letter Agreement dated April 16, 1998 (collectively, "Purchase Agreement") Assignee desires to acquire from Assignor, and Assignor desires to sell and assign to Assignee, the Lessor's interest in all leases of the Property without recourse.

      NOW, THEREFORE, for and in consideration of the premises and the agreements and covenants herein set forth, together with the sum of Ten Dollars ($10.00) and other good and valuable consideration this day paid and delivered by Assignee to Assignor, the receipt and sufficiency of which by Assignor are hereby confessed and acknowledged, Assignor does hereby ASSIGN, TRANSFER, SET OVER, and DELIVER unto Assignee, without recourse, all of the leases listed on Exhibit B attached hereto (the "Leases"), and all of the rights, benefits, and privileges of the lessor thereunder (all such properties, rights, and interests, subject as aforesaid, being hereinafter collectively called the "Assigned Leases"), including the security deposits under the Leases as set forth in
Schedule 1 attached hereto.

      Such assignment of the Assigned Leases by Assignor to Assignee is made on the following terms and conditions:

A. By its acceptance of the Assigned Leases, Assignee assumes and agrees to perform all of the terms, covenants, and conditions of the Assigned Leases on the part of the lessor therein required to be performed from and after the date hereof, including, but not limited to, the obligation to repay in accordance with the terms of the Assigned Leases to the lessees thereunder any security and prepaid rental deposits to the extent paid or credited to Assignee and agrees to indemnify, defend, save, and hold harmless Assignor from and against any and all loss, expense, liability, claims, or causes of action including without limitation reasonable attorney's fees and court costs, existing in favor of or asserted by the lessees under the Assigned Leases arising out of or relating to Assignee's failure to perform any of the assumed obligations of the lessor under the Assigned Leases after the date hereof.

A. Assignor covenants and agrees to indemnify, defend, save and hold harmless Assignee from and against any and all loss, expense, liability, claims or causes of action including without limitation reasonable attorney's fees and court costs, existing in favor of or asserted by the lessees under the Assigned Leases arising out of or relating to Assignor's failure to perform any of the obligations of the lessor under the Assigned Leases prior to the date hereof. The foregoing sentence shall be without recourse to the Assignor as provided for in the Purchase Agreement.

A. The Assignee hereby acknowledges the receipt of all security deposits under the Leases as set forth in Schedule 1 attached hereto.

A. This Assignment shall be governed by the law of the State of California and all of the covenants, terms, and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The obligations pursuant to this Assignment shall survive the delivery of the Grant Deed for the Property by Assignor to Assignee.

A. This Assignment may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both the Assignor and Assignee are not signatory to the same counterpart.

              [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, Assignee and Assignor have executed this Assignment.


                                    ASSIGNOR:


                                    PAINEWEBBER QUALIFIED PLAN PROPERTY
                                    FUND FOUR, L.P.

                                    By:    Fourth Qualified Properties,
                                           Inc., Managing General
                                           Partner


                                           By:  /s/ Rock M. D'Errico
                                                --------------------
                                                Rock M. D'Errico
                                                Vice President

Commonwealth of Massachusetts
                                       SS
County of Suffolk

On May ___, 1998 before me  ________________________________________  personally appeared Rock M. D'Errico, Vice President of Fourth Qualified Properties, Inc., Managing General Partner of PaineWebber Qualified Plan Property Fund Four, L.P. personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that such execution was his free act and deed in such capacity and that by his signature on the instrument the entity upon behalf of which he acted executed the instrument.

WITNESS my hand and official seal.


Signature ______________________________ (seal)

My commission expires:

      IN WITNESS WHEREOF, Assignee and Assignor have executed this Assignment.

                                    ASSIGNEE:

                                    LIMAR REALTY CORP #27



                                    By:   Theodore H. Kruttschnitt
                                          ------------------------
                                          Name: Theodore H. Kruttschnitt
                                          Title: President


State of _____________________
                                       SS
County of ______________

On May ___, 1998 before me  ________________________________________  personally appeared _______________________ of Limar Realty Corp #27, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that such execution was his/her free act and deed in such capacity and that by his/her signature on the instrument the entity upon behalf of which he/she acted executed the instrument.

WITNESS my hand and official seal.


Signature ______________________________ (seal)

My commission expires:

                                    EXHIBIT A

Real Property situated in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

      Parcel One as shown on the Parcel Map recorded May 16, 1985 in Book 543 of maps, at Page 20, Santa Clara County Records.

                                    EXHIBIT B

1.    Biocompatibles Cardiovascular Inc. Industrial Space Lease dated
      July 19, 1996.

2. Starwoods Networks Inc. Industrial Space Lease dated October 16, 1996 as amended by the Letter Agreement dated February 19, 1997, providing that Foundry Networks, Inc. is the Tenant.

3. RAE Systems Inc. Industrial Space Lease dated March 14, 1994 as amended by Amendment No. 1 to Lease dated July 17, 1996.

                                   Schedule 1

                                Security Deposits

1.    Biocompatibles Cardiovascular Inc.                $12,087.32

2.    Foundry Networks Inc.                             $22,230.00

3.    RAE Systems Inc.                                   $7,800.00

                             ASSIGNMENT OF CONTRACTS
                            AND ASSUMPTION AGREEMENT

      This ASSIGNMENT OF CONTRACTS AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into this 29th day of May, 1998, by and between PAINEWEBBER QUALIFIED PLAN PROPERTY FUND FOUR, L.P., a Delaware limited partnership ("Assignor"), and LIMAR REALTY CORP #27, a California corporation ("Assignee").

                                   WITNESSETH:

A. Assignor, for good and valuable consideration and pursuant to that certain Joint Escrow Instructions and Purchase and Sale Agreement dated as of March 11, 1998, between Assignor, Assignee and Chicago Title Company, as amended by the First Amendment to Joint Escrow Instructions and Purchase and Sale Agreement dated April 9, 1998, the Second Amendment to Joint Escrow Instructions to Purchase and Sale Agreement dated April 15, 1998 and a certain Letter Agreement dated April 16, 1998 (collectively, "Purchase Agreement") regarding the sale of certain property known as 680 W. Maude Avenue, Sunnyvale, California (the "Property"), the receipt and sufficiency of which is hereby acknowledged, does hereby sell, transfer, assign, convey, sign over and deliver to Assignee, without recourse, all right, title and interest of the Assignor in, to and under all of the contracts listed on Exhibit A attached hereto, and made a part hereof and all amendments, extensions and renewals thereof (the "Contracts").

      Assignee hereby accepts the foregoing assignment by Assignor and assumes all obligations of Assignor under the Contracts which accrue after the date hereof. Assignor shall remain responsible for and shall pay and perform all obligations of Assignor under the Contracts accruing prior to the date hereof. The foregoing sentence shall be without recourse to the Assignor as provided in the Purchase Agreement.

A. Assignee shall indemnify, defend and hold Assignor harmless and free and clear against, and reimburse Assignor for, any damage, loss, cost, expense (including reasonable attorneys' fees), claim, liability, obligation or debt resulting from, arising out of or in any way related to (i) any obligations or liabilities of Assignor under the Contracts which accrue after the date hereof; and (ii) performance to be made by the Assignor under the Contracts which performance was to be made by Assignor after the date hereof.

A. Assignor shall indemnify, defend and hold Assignee harmless and free and clear against, and reimburse Assignee for, any damage, loss, cost, expense (including reasonable attorneys' fees) claim, liability, obligation or debt resulting from, arising out of or in any way related to (i) any obligations or liabilities of Assignor under the Contracts which accrued prior to the date hereof; and (ii) performance to be made by Assignor under the Contracts, which performance was to be made by Assignor prior to the date hereof. The foregoing sentence shall be without recourse to the Assignor as provided under the Purchase Agreement.

A. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The obligations pursuant to this Agreement shall survive the Close of Escrow (as defined in the Purchase Agreement).

A. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both the Assignor and Assignee are not signatory to the same counterpart.


              [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF this Agreement has been executed as of the date first above written.



                                    ASSIGNOR:

                                    PAINEWEBBER QUALIFIED PLAN PROPERTY
                                    FUND FOUR, L.P.

                                          By:   Fourth Qualified
                                                Properties, Inc.,
                                                Managing General Partner



                                          By:   /s/ Rock M. D'Errico
                                                ---------------------
                                                Rock M. D'Errico
                                                Vice President

      IN WITNESS WHEREOF this Agreement has been executed as of the date first above written.


ASSIGNEE:                           LIMAR REALTY CORP #27



                                    By: /s/ Theodore H. Kruttschnitt
                                        ----------------------------
                                        Name: Theodore H. Kruttschnitt
                                        Title: President

                                    EXHIBIT A

                            Contracts to be assigned

1.    Land Services (for monthly landscaping)

2.    W.D. Pillay (for monthly sweeping)

3. License Agreement by and between PaineWebber Qualified Plan Property Fund Four, L.P., Philips Semiconductors Inc. and Eaton Corporation dated March ___, 1996, without representation or warranty